8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

APPROVED BY: Jeffrey I. Badgley Co-Chief Executive Officer

CONTACT:	Miller Industries, Inc. J. Vincent Mish, Chief Financial Officer (423) 238-4171 Frank Madonia, General Counsel (423) 238-4171 Financial Dynamics Investor Contact: Eric Boyriven (212) 850-5600

MILLER INDUSTRIES REPORTS 2006 FIRST QUARTER RESULTS

        CHATTANOOGA, Tennessee, May 9, 2006 - Miller Industries, Inc. (NYSE: MLR) (the “Company”) today announced financial results for the quarter ended March 31, 2006.
        For the first quarter of 2006, net sales from continuing operations were $93.4 million, an increase of 21.5% compared with $76.9 million in the first quarter of 2005. First quarter 2006 income from continuing operations was $5.9 million, or $0.51 per diluted share, compared with income from continuing operations in the first quarter of 2005 of $2.1 million, or $0.18 per diluted share.
        Miller Industries reported net income for the 2006 first quarter of $5.9 million, or $0.51 per diluted share, compared to net income for the 2005 first quarter of $2.0 million, or $0.18 per diluted share, including a loss from discontinued operations of $(46,000), or $(0.00) per diluted share.
        Costs of operations in the first quarter of 2006 were $79.3 million, compared to $67.9 million in the prior period. Gross profit for the first quarter of 2006 rose 57.5% to $14.1 million from $9.0 million in the first quarter of 2005. As a percentage of net sales, gross margin was 15.1% in the 2006 first quarter, versus 11.7% in the prior period. The increase in gross margin over the prior period reflects the ongoing benefits of higher sales volumes and the resulting manufacturing efficiencies, as well as past pricing actions. These factors helped negate the effects of raw material and energy cost increases over the last year.
        For the first quarter of 2006, selling, general and administrative expenses were $6.6 million versus $5.5 million in the prior year period. As a percentage of net sales, selling, general and administrative expenses were 7.0% for the first quarter of 2006 versus 7.2% in the year ago period.
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MILLER INDUSTRIES REPORTS 2006 FIRST QUARTER RESULTS	PAGE 2

For the 2006 first quarter, the Company reported operating income (earnings before interest and taxes) of $7.6 million, or 8.1% of net sales, compared with $3.5 million for the first quarter 2005, or 4.5% of net sales, an increase of 117.5%.
        Interest expense for the Company’s continuing operations in the first quarter 2006 was $834,000, compared to $1.2 million in the first quarter 2005. Total senior and junior debt at March 31, 2006, was approximately $15.9 million, down from $16.3 million at December 31, 2005, and from $29.9 million at March 31, 2005. The independent members of the Company’s Board of Directors and its Senior lender recently approved the pay down of $5 million of the Company’s Junior Credit Facility.
        “We are pleased with both the decision by the Board to pay down the junior debt and the recent reduction in our interest rate on our senior debt from 200 to 175 basis points over LIBOR,” stated J. Vincent Mish, Executive Vice President and CFO of the Company. “These steps reduce our future total interest expense and further strengthen our financial position.”
        “We are very pleased with our start to 2006 and the results for the first quarter which saw us achieve revenues of over $93 million, an increase of 21.5% over the first quarter of 2005,” stated Jeffrey I. Badgley, President and Co-CEO of the Company.  “We were able to continue the solid performance we had achieved in the last six months, driven by positive economic conditions and strong overall demand from our customer base, as well as higher sales to our government customers.  The demand for our products remains strong as evidenced by our growing backlog levels. While we continue to increase production of our commercial lines, the timing of the receipt of additional military trailer orders and the chassis delivery dates for add-on military wrecker orders will have short-term effects on timing of production and revenues over the remainder of the year. As a result, we anticipate revenues in the second quarter could be somewhat lower than the first quarter.”
        Mr. Badgley added, “We are very pleased to have maintained a 15% plus gross margin level and strong bottom line performance for the third straight quarter. However, we continue to feel substantial price pressure from our suppliers across a wide range of products, including aluminum, steel and all petroleum based materials, making further margin expansion more difficult in the coming quarters.”
        Mr. Badgley continued, “In April, we broke ground on our $10 million facility expansion and modernization.  We are very excited about this project, and believe it will position the Company to more effectively face the challenges of the global marketplace in the future.  We look forward to seeing the operational and financial benefits of these projects as they are completed over the next year.”

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MILLER INDUSTRIES REPORTS 2006 FIRST QUARTER RESULTS	PAGE 3

Mr. Badgley concluded, “We are excited about this year’s Florida trade show beginning on May 11, 2006, the industry’s largest annual gathering, where we will introduce a number of new and innovative products including a 75 ton rotator, a medium duty rotator, a recovery device for car carriers and a new redesigned small wrecker product line. These new products further enhance our position of providing the most innovative and highest quality products in the industry.”
        In conjunction with this release, Miller Industries will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, May 10, 2006, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:
http://www.videonewswire.com/event.asp?id=33809
        Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through May 17, 2006. The replay number is (800) 642-1687, Passcode 8885310.
        Miller Industries is the world’s largest manufacturer of towing and recovery equipment, and markets its towing and recovery equipment under a number of well-recognized brands, including Century, Vulcan, Chevron, Holmes, Challenger, Champion, Jige, Boniface and Eagle.
        Certain matters set forth in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, plans, guidance, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The words “looking forward,” “believe,” “expect,” “likely,” “should” and similar expressions identify forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties include risks related to the cyclical nature of our industry, general economic conditions and the economic health of our customers; our dependence on outside suppliers of raw materials and recent increases in the cost of aluminum, steel and other raw materials; the need to service our indebtedness; and those risks discussed in the Company’s filings with the Securities and Exchange Commission, including those risks discussed under the caption “Certain Factors Affecting Forward — Looking Statements” in the Company’s Form 10-K for fiscal 2005, which discussion is incorporated herein by this reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements were made. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of future events, new information or otherwise.

Miller Industries, Inc. and SubsidiariesConsolidated
Statements of Income
(In thousands except per share data)
	THREE MONTHS ENDED MARCH 31,
	2006	2005	% CHANGE
NET SALES	$93,436	$76,896	21.5%
COSTS AND EXPENSES:
COST OF OPERATIONS	79,291	67,914	16.8%
SELLING, GENERAL, AND	6,584	5,506	19.6%
ADMINISTRATIVE EXPENSES
INTEREST EXPENSE, NET	834	1,163	-28.3%

TOTAL COSTS AND EXPENSES	86,709	74,583	16.3%

INCOME FROM CONTINUING OPERATIONS
BEFORE TAXES	6,727	2,313	190.8%
INCOME TAX PROVISION	844	242	248.8%

INCOME FROM CONTINUING OPERATIONS	5,883	2,071	184.1%

DISCONTINUED OPERATIONS:
LOSS FROM DISCONTINUED OPERATIONS,
BEFORE TAXES	—	(46)	-100.0%
INCOME TAX PROVISION	—	—	0.0%

LOSS FROM DISCONTINUED OPERATIONS	—	(46)	-100.0%

NET INCOME	$5,883	$2,025	190.5%

BASIC INCOME (LOSS) PER COMMON SHARE:
INCOME FROM CONTINUING OPERATIONS	$0.52	$0.19	173.7%
LOSS FROM DISCONTINUED OPERATIONS	(0.00)	(0.00)	0.0%

BASIC INCOME	$0.52	$0.19	173.7%

DILUTED INCOME (LOSS) PER COMMON SHARE:
INCOME FROM CONTINUING OPERATIONS	$0.51	$0.18	183.3%
LOSS FROM DISCONTINUED OPERATIONS	(0.00)	(0.00)	0.0%

DILUTED INCOME	$0.51	$0.18	183.3%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,309	11,191	1.1%

DILUTED	11,598	11,415	1.6%

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